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                                                            EXHIBIT 8.1


                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                                 Citicorp Center
                              153 East 53rd Street
                          New York, New York 10022-4675

                                  212 446-4800
                                                                      Facsimile:
                                                                    212 446-4900


                               November 25, 1998


Anthony Crane Rental, L.P.
1165 Camp Hollow Road
West Mifflin, Pennsylvania 15122

  Re: Offer by Anthony Crane Rental, L.P. and Anthony Crane Capital Corporation
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      to Exchange their Series B 10 3/8% Senior Notes due 2008 for any and all
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      their Series A 10 3/8% Senior Notes due 2008
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   We have acted as special counsel to Anthony Crane Rental, L.P.
(the "Company") and Anthony Crane Capital Corporation ("AC Capital Corp." and,
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together with the Company, the "Issuers") in connection with their offer (the
"Exchange Offer") to Exchange their Series B 10 3/8% Senior Notes
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due 2008 (the "Exchange Notes") for any and all of their Series A 10 3/8%
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Notes due 2008 (the "Notes")
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   You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Company's Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the "Commission") on September 30, 1998
(such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), and such other documents as we
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deemed necessary.